UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 13, 2007, IDT Corporation (the “Registrant” or the “Company”) entered into an amendment (the “Courter Amendment”) to its employment agreement with James A. Courter (the “Courter Agreement”), the Registrant’s Chief Executive Officer. The terms and conditions of the Courter Agreement remain the same, except that the Courter Amendment increases Mr. Courter’s annual base salary to $856,000.

The foregoing summary of the Courter Amendment is not complete and is qualified in its entirety by reference to the Courter Amendment, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

On March 13, 2007, the Registrant entered into an amendment (the “Jonas Amendment”) to its employment agreement with Howard S. Jonas (the “Jonas Agreement”), the Registrant’s Chairman of the Board. The terms and conditions of the Jonas Agreement remain the same, except that the Jonas Amendment extends the Jonas Agreement through April 1, 2012 and increases Mr. Jonas’ annual base salary to $856,000.

The foregoing summary of the Jonas Amendment is not complete and is qualified in its entirety by reference to the Jonas Amendment, a copy of which is filed as Exhibit 10.02 to this report and is incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On March 14, 2007, the Board of Directors of the Company voted to amend the Registrant’s Code of Business Conduct and Ethics (the “Code”). Pursuant to the amendment, IDT supervisors and managers are now responsible for the enforcement of and compliance with the Code and appropriate management will periodically be required to certify compliance with the Code. Supervisors and managers must advise employees of their reporting obligation and encourage employees to report any prohibited or unlawful activities of which they are aware. Any manager having knowledge of any prohibited or unlawful acts or any allegations of fraud or improper behavior must promptly report such matters to the Chief Legal Officer or General Counsel. The amendment also reiterates that the Company does not permit retaliation of any kind against supervisors and managers for good faith reports of ethical violations and refers employees to IDT’s Whistleblower Procedure for anonymous reporting procedures.

The foregoing summary of the amendment to the Code is qualified in its entirety by reference to the amended Code, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 15, 2007, the Registrant announced that its Board of Directors authorized a cash dividend of $0.25 per share of IDT Corporation Common Stock, Class A Common Stock and Class B Common Stock, with the intention to continue paying future dividends, on a quarterly basis, subject to Board of Director approval, of $0.125. The $0.25 dividend will be payable on April 24, 2007 to shareholders of record at the close of business on March 27, 2007. The declaration of cash dividends in the future is subject to determination each quarter by the Board of Directors based on a number of factors, including IDT’s financial performance and its available cash resources. Accordingly, there can be no assurance that dividends in the future will be equal or similar to the amounts described above or that the Board of Directors will not decide to suspend or discontinue the payment of cash dividends.

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A copy of the press release issued by the Registrant concerning the cash dividend is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Document

10.01	Amendment No. 5 to the Courter Agreement, dated March 13, 2007, between the Registrant and James A. Courter.

10.02	Amendment No. 2 to the Jonas Agreement, dated March 13, 2007, between the Registrant and Howard S. Jonas.

99.1	Registrant’s Code of Business Conduct and Ethics, as amended on March 14, 2007.

99.2	Press Release, dated March 15, 2007, regarding the authorization of a cash dividend.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name: James A. Courter Title: Chief Executive Officer

Dated: March 16, 2007

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EXHIBIT INDEX

Exhibit Number	Document

10.01	Amendment No. 5 to the Courter Agreement, dated March 13, 2007, between the Registrant and James A. Courter.

10.02	Amendment No. 2 to the Jonas Agreement, dated March 13, 2007, between the Registrant and Howard S. Jonas.

99.1	Registrant’s Code of Business Conduct and Ethics, as amended on March 14, 2007.

99.2	Press Release, dated March 15, 2007, regarding the authorization of a cash dividend.

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